PAGE 1

                           CONSENT OF INDEPENDENT ACCOUNTANTS


          We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A (the "Registration Statement") of our report dated October 25, 1995, relating to the Statement of Assets and Liabilities of the T. Rowe Price Corporate Income Fund, Inc., which appears in such Statement of Additional Information. We also consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information.


          /s/Price Waterhouse LLP
          PRICE WATERHOUSE LLP
          Baltimore, Maryland
          October 25, 1995










































          PAGE 2


                          CONSENT OF INDEPENDENT ACCOUNTANTS


          We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A (the "Registration Statement") of our reports dated
          June 19, 1995 relating to the financial statements and selected per share data and ratios appearing in the May 31, 1995 Annual Reports to Shareholders of T. Rowe Price High Yield Fund, Inc.,
          T. Rowe Price New Income Fund, Inc., T. Rowe Price GNMA Fund, T. Rowe Price Short-Term Bond Fund, Inc., T. Rowe Price Prime Reserve Fund, Inc., and U.S. Treasury Intermediate Fund, U.S. Treasury Long-Term Fund, and U.S. Treasury Money Fund (three of the portfolios comprising the T. Rowe Price U.S. Treasury Funds, Inc.). We also consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information.


          /s/Price Waterhouse LLP
          PRICE WATERHOUSE LLP
          Baltimore, Maryland
          October 25, 1995